CLEARWATER INVESTMENT TRUST
                                   (the Trust)

                             Clearwater Growth Fund
                                   (the Fund)

                        332 Minnesota Street, Suite 2100
                            St. Paul, Minnesota 55101

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To be held August 22, 2001

          A special meeting (meeting) of shareholders of the fund referred to above will be held on Wednesday, August 22, 2001, at 8:30 a.m. (Central time) at 332 Minnesota Street, Suite 2100, St. Paul, Minnesota 55101 for the following purposes:

(1) to approve a new subadvisory contract with Parametric Portfolio Associates, Inc.; and

(2) to transact other business that may properly come before the meeting or any adjournment of the meeting.

      Your Trustees Have Unanimously Approved These Proposals and Recommend
                   That You Vote In Favor of These Proposals.

         Shareholders of record of the fund at the close of business on June 30, 2001 are entitled to vote at the meeting or at any adjournment of the meeting. This proxy statement and proxy card are being mailed to shareholders on or about July 30, 2001.

         It is important that you return your signed and dated proxy card promptly, regardless of the size of your holdings, so that a quorum may be assured.


--------------------------------------------------------------------------------
Please complete, date and sign the proxy card for the shares held by you and return the proxy card in the envelope provided so that your vote can be recorded. No postage is required if the envelope is mailed in the United States. Prompt return of your proxy or proxies may save the Trust the necessity and expense of further solicitations. If you attend the meeting, you may vote your shares in person.
--------------------------------------------------------------------------------

                                         By order of the board of trustees
                                         Philip W. Pascoe, President


St. Paul, Minnesota
July 30, 2001

                           CLEARWATER INVESTMENT TRUST

                             Clearwater Growth Fund

                        332 Minnesota Street, Suite 2100
                            St. Paul, Minnesota 55101


                                 PROXY STATEMENT

                                     GENERAL

         This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the board of trustees of Clearwater Investment Trust (the Trust) to be used at the special meeting of shareholders (meeting) of the Clearwater Growth Fund (the fund) to be held at 332 Minnesota Street, Suite 2100, St. Paul, Minnesota 55101 on Wednesday, August 22, 2001, at 8:30 a.m. (Central time) for the purpose set forth in the accompanying Notice of Meeting.

         The trustees have fixed the close of business on June 30, 2001, as the record date (record date) for determining the shareholders of the fund entitled to notice of and to vote at the meeting. These shareholders will be entitled to one vote per share at the meeting or any adjournment of the meeting. There were 5,787,564.130 shares of beneficial interest of the fund outstanding as of the record date. Appendix A sets forth the persons who owned beneficially or of record more than 5% of the fund's shares on the record date.

         Proxies will be solicited by mail and also may be solicited in person or by telephone by officers of the trust, Clearwater Management Company (CMC), the fund's investment adviser, or the trustees.

         The Trust will furnish, without charge, copies of the Trust's most recent Annual and Semi-annual Reports to any shareholder upon request addressed to Clearwater Investment Trust, 332 Minnesota Street, Suite 2100, St. Paul, Minnesota 55101 or by telephone at (888) 228-0935.

         This proxy statement and the proxy card are being mailed to shareholders on or about July 30, 2001.

                                    PROPOSAL

         APPROVAL OF NEW INVESTMENT SUBADVISORY CONTRACT WITH PARAMETRIC
                              PORTFOLIO ASSOCIATES

General

         CMC provides investment advisory services to the Fund pursuant to a management contract that was approved by shareholders on February 24, 1998. CMC is a Minnesota corporation, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, (the Advisers Act) and is located at 322 Minnesota Street, St. Paul, Minnesota 55101-1394. CMC and the Fund's trustees have delegated responsibility to manage the Fund's investment portfolio to Parametric pursuant to an interim subadvisory contract with Parametric that was approved by the Board, including a majority of "non-interested" trustees (the independent trustees), at a meeting held on May 6, 2001.

About Parametric

         Parametric is a registered investment adviser under the Advisers Act, with its principal executive office located at 1151 Fairview Avenue North Seattle, Washington 98109. Parametric was founded in 1987 as a global equity manager and prior to June 15, 2001 was a sub-partnership of PIMCO Advisors, L.P. (PIMCO Advisors), a publicly traded investment management organization.
Parametric offers advice, investment management and related services to institutional and individual clients.

         Parametric has provided subadvisory services to the Fund since November 1, 1997 pursuant to a subadvisory contract with CMC. The Investment Company Act of 1940, as amended, (the 1940 Act) requires an investment subadvisory contract terminate automatically upon its "assignment." Under the 1940 Act, a direct or indirect transfer of a controlling block of the voting securities of any person controlling an investment subadviser is deemed to be an assignment. As described further below, the ownership of a controlling interest in Parametric transferred on June 15, 2001. As a result, the previous subadvisory contract approved by the trustees on December 2, 1999 and by shareholders of the Fund on February 22, 2000 in connection with the acquisition of PIMCO Advisors by Allianz of America (previous subadvisory contract) has terminated.

         To ensure continuous subadvisory services to the Fund, the Board, including a majority of independent trustees, approved an interim subadvisory contract at a meeting held on May 6, 2001 in reliance on Rule 15a-4 under the 1940 Act. The terms of the interim subadvisory contract are substantially the same as the previous subadvisory contract, except for certain provisions required by Rule 15a-4 under the 1940 Act. The fee earned by Parametric under the interim subadvisory contract is being held in an interest-bearing escrow account with the Fund's custodian or a bank until a majority of the Fund's outstanding shares approve a new subadvisory contract with Parametric. Upon the shareholder approval of the new subadvisory contract with Parametric, the amount in the escrow account (including interest earned) will be paid to Parametric. If a majority of the outstanding shares of the Fund do not approve a new subadvisory contract with Parametric, Parametric will be paid, out of the escrow account, the lesser of (i) any costs incurred in performing the interim subadvisory contract; or (ii) the total amount in the escrow account (plus interest earned). The term of the interim subadvisory contract has a maximum of 150 days following the closing of the transaction described below unless shareholders approve the proposed subadvisory contract.

         The name, address and principal occupation, if any, of the principal executive officers and each general partner of Parametric are in Appendix B.

         Description of the Transaction. On June 15, 2001, PIMCO Advisors L.P. (PIMCO) and Parametric Management Inc., the two general partners of Parametric, entered into an Admission Agreement (the Admission Agreement) pursuant to which PPA Acquisition LLC (PPA Acquisition) acquired all of the general partnership interests in Parametric. Upon closing of the transaction, the general partners of Parametric, in exchange for cash and promissory notes, each assigned its respective general partnership interest such that PPA Acquisition obtained 100% ownership interest in Parametric.

         Post-Transaction Structure and Operations. Upon completion of the transaction, PPA Acquisition Corp I and PPA Acquisition Corp II each has become a general partner of Parametric. PPA Acquisition LLC is the sole stockholder of PPA Acquisition Corp I, which in turn is the sole stockholder of PPA Acquisition Corp II. PPA Acquisition LLC, a Delaware limited liability company is majority owned by the Tahoma Fund, a Delaware limited liability company. The Tahoma Fund is majority owned by Orca Bay Capital Corporation.

         The names and addresses of persons controlling Parametric are in Appendix C.

         This purchase of Parametric by PPA Acquisition did not affect Parametric's day-to-day business operations and the officers, portfolio managers and portfolio analysts did not change as a result of the transaction. In particular, the portfolio management and investment research related functions for the Fund continue to be handled by Parametric's employees and were not affected by this transition. Parametric continues to provide the same type and quality of investment advisory services as it has been under the ownership of PIMCO. Certain other non-investment related administrative services currently provided by PIMCO such as human resources and accounting have been assumed by Parametric upon closing of the transaction.

         To provide for continuity of investment subadvisory services to the Fund as a result of the change in control of Parametric, the trustees, including the independent trustees, at a meeting held on May 6, 2001, voted to approve, and recommended that the Fund's shareholders approve, the new subadvisory contract with Parametric. Under the new subadvisory contract, Parametric will continue to provide investment portfolio management services to the Fund. Approval of the new subadvisory contract will not increase the subadvisory fee rate paid by the Fund.

Material Terms of the New Subadvisory Contract

         The material terms of the new subadvisory contract are substantially identical to those of the current subadvisory contract. The stated subadvisory fee rate to be paid by the Fund is identical under the new subadvisory contract and the current subadvisory contract. The following discussion of the new subadvisory contract is only a summary of the form of the contract attached to the proxy statement as Appendix D. You should read the entire form of contract.

         The new subadvisory contract provides that (i) Parametric will, subject to the supervision of CMC and the board of trustees, regularly provide the Fund with advice concerning the investment management of the Fund's portfolio as appropriate to the achievement of the investment objectives and place orders for the purchase and sale of portfolio securities of the Fund; (ii) the new subadvisory contract will remain in full force and effect for two years from the date it was signed and from year to year thereafter upon the approvals required by the 1940 Act and will terminate automatically in the event of its assignment;
(iii) in the event that the new subadvisory contract terminates during any portion of a year, the fee due to Parametric shall be prorated for that portion of a calendar quarter during which the contract was in effect; and (iv) Parametric is not liable to CMC, the Trust or any shareholder, except for willful misfeasance, bad faith or gross negligence or for reckless disregard of its obligations and duties under the contract.

         For its services, Parametric is entitled to a subadvisory fee payable by CMC of 0.15% of the Fund's average month end net assets under Parametric's supervision. If the new subadvisory contract had been in effect for the fiscal year ended December 31, 2000, the amount of subadvisory fees payable to Parametric by CMC would have been identical to those payable under the current subadvisory contract. The aggregate amount of subadvisory fees paid by CMC to Parametric for the fiscal year ended December 31, 2000 were $260,657.

Trustees' Evaluation

         The trustees have considered several factors relating to the new subadvisory contract with Parametric. Specifically, the trustees have considered the following:

o Parametric's qualification as an investment adviser. The trustees reviewed the credentials and experience of the officers and employees of Parametric who provide investment subadvisory services to the Fund, and noted that the persons providing services to the Fund would not change if the new subadvisory contract is approved by shareholders.

o Nature of the services provided to the Fund by Parametric. The trustees reviewed the services to be provided by Parametric under the proposed subadvisory agreement, and noted that no change in the level and type of services by Parametric would occur post the transaction if the new subadvisory agreement is approved by shareholders.

o Performance history of the Fund. The trustees considered the Fund's investment performance since 1997, both against comparable mutual funds and unmanaged indices, and noted that the change in ownership is not expected to result in any changes in the investment strategy and philosophy at Parametric, the management of Parametric or the portfolio manager assigned to manage the Fund's investments.

o Terms of the proposed subadvisory agreement. The trustees reviewed the terms of the proposed subadvisory contract, and noted that there was no material difference between the proposed subadvisory contract and the previous subadvisory agreement which was approved by shareholders on February 22, 2000. In particular, the trustees noted there was no change to the subadvisory fee under the proposed subadvisory contract. The trustees also considered that the fee and expense ratios of the Fund are reasonable given the quality of services expected to be provided and are comparable to the fee and expense ratios of similar mutual funds.

         After considering the above factors, the trustees believe the new subadvisory contract and the proposed subadvisory fee to be reasonable and fair, and the appointment of Parametric and approval of the new subadvisory contract to be in the best interests of the Fund's shareholders.

Brokerage Policies

         Parametric's securities trading on behalf of the Fund is executed through brokers based upon their ability to provide best execution. Best execution is determined considering commission rates, research and technology skills, market experience and a variety of relevant issues. Credits based on commissions paid to brokers are utilized for research, data, and other analytical tools consistent with Securities and Exchange Commission requirements. No securities trades are executed through affiliated brokers.

Section 15(f) of the 1940 Act

         Section 15(f) of the 1940 Act permits, in the context of a change in control of an investment adviser to a registered investment company, the receipt by such investment adviser (or any of its affiliated persons) of any amount or benefit in connection with such sale, as long as two conditions are satisfied. First, there may not be imposed an "unfair burden" on the investment company as a result of the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services).

         The board of trustees has not been advised by either CMC or Parametric of any circumstances arising from the change in control in Parametric that might result in the imposition of an "unfair burden" being imposed on the Fund.

         The second condition of Section 15(f) is that during the three-year period after the transaction, at least 75% of each such investment company's board of trustees must not be an

"interested person" of the investment adviser (or predecessor or successor adviser). Currently, the Trust's board of trustees consists of only one trustee, or 20% of the board, who would be considered an "interested person" of the investment adviser.


Trustees' Recommendation

         The Trustees Unanimously Recommend That You Vote To Approve The Subadvisory Contract With Parametric.

Required Vote

         Approval of the new subadvisory contract requires an affirmative vote of a majority of the outstanding shares of the Fund (1940 Act Majority Vote) which means the vote of the lesser of (i) 67% or more of the shares present at the meeting, if the holders of more than 50% of the shares of the Fund are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares. If the Fund's shareholders do not approve the new subadvisory contract, the trustees will seek to obtain interim advisory services for the Fund from another advisory organization. Thereafter, the trustees would either negotiate a new subadvisory contract with an advisory organization selected by the trustees or make other appropriate arrangements, subject to any required approval by the Fund's shareholders.


                             ADDITIONAL INFORMATION

Other Business

         As of the date of this proxy statement, the trustees are not aware of any matters to be presented for action at the meeting other than those described above. Should other business properly be brought before the meeting, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons named as proxies unless instructed to the contrary.

Proxies and Voting at the Meeting

         The enclosed proxy is revocable by a shareholder at any time before it is exercised by written notice to the trust (addressed to the secretary at the trust's principal executive offices), by executing a superseding proxy or by attending the meeting and voting in person. All valid proxies received prior to the meeting (including any adjournment of the meeting) will be voted at the meeting. Matters on which a choice has been provided will be voted as indicated on the proxy card and, if no instruction is given, the persons named as proxies will vote the shares represented by the proxy in favor of the proposals and will use their best judgment in connection with the transaction of any other business that may properly come before the meeting.

         In the event that at the time the meeting is called to order a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the meeting to a later date. In the event that a quorum is present but sufficient votes in favor of the proposal have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the shares of the fund present in person or by proxy at the meeting. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposal in favor of an adjournment, and will vote those proxies required to be voted against the proposal against an adjournment.

         A majority of the shares of the fund outstanding and entitled to vote will be a quorum for the transaction of business at the meeting, but any lesser number will be sufficient for adjournments. Abstentions will be treated as shares that are present and entitled to vote with respect to the proposal, but will not be counted as a vote in favor of the proposal. Accordingly, an abstention from voting on the proposal has the same effect as a vote against the proposal.

Manner and cost of proxy solicitation

         In addition to the solicitation by use of the mails, certain officers and employees of CMC, none of whom will receive compensation for their services other than their regular salaries, may solicit the return of proxies personally or by telephone or fax. CMC will bear all of the costs associated with the meeting, including the cost of solicitation.

Shareholder proposals

         The trust is not required and does not intend to hold a meeting of shareholders each year. Instead, meetings will be held only when and if required. Any shareholders desiring to present a proposal for consideration at the next meeting of fund shareholders must submit the proposal in writing, so that it is received by the fund within a reasonable time before any meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under the federal securities laws.

Household delivery of fund documents

         With your consent, Clearwater may send a single copy of fund documents to your residence for you and any other shareholder who is a member of your household. If you wish to revoke your consent to this practice, you may do so by notifying Clearwater by telephone or in writing. Clearwater will begin separate mailings within 30 days after receiving your notice.


               It is important that proxies be returned promptly.



July 30, 2001

                                   APPENDIX A

         As of June 30, 2001, the following persons or entities owned beneficially or of record more than 5% of the outstanding shares of each Fund:

                                                 Clearwater Growth Fund
                                Ownership of Trustees, Officers and Other 5% Shareholders

                       Personal/      Sole Voting     Shared Voting  Sole Investment           Shared         Spouse
                       ---------      -----------     -------------  ---------------                          ------
                 Revocable Trust                                                            Investment
                 ---------------                                                            ----------
    FTW               58,618.908      245,686.734       539,027.231      245,686.734       539,027.231     20,326.170
                           1.01%            4.25%             9.31%            4.25%             9.31%          0.35%
    PWP                    0.000            0.000             0.000            0.000        11,314.013          0.000
                                                                                                 0.20%
    LRJ                    0.000      107,551.398             0.000            0.000       107,551.398          0.000
                                            1.86%                                                1.86%
    LHK                    0.000            0.000             0.000            0.000             0.000     15,288.099
                                                                                                                0.26%
    CWR                8,268.385        8,268.385             0.000        8,268.385             0.000            N/A
                           .014%            .014%                              .014%
    LER                    0.000            0.000             0.000            0.000             0.000     16,752.513
                                                                                                                0.29%
    FWDII              1,245.979        1,245.979       262,851.799        1,245.979       303,603.938          0.000
                           0.02%            0.02%             4.54%            0.02%             5.25%
    WJD               43,067.510      242,681.700       494,414.739      242,681.700       494,414.739     46,782.979
                           0.74%            4.19%             8.54%            4.19%             8.54%          0.81%
    GHW                    0.000            0.000     1,256,175.648            0.000     1,256,175.648     31,505.561
                                                             21.70%                             21.70%          0.54%
    WTW               32,286.053       42,974.891     1,494,832.222       42,974.891     1,494,832.222     12,766.613
                           0.56%            0.74%            25.83%            0.74%            25.83%          0.22%
    DMW               27,989.978            0.000       571,901.616            0.000       571,901.616          0.000
                           0.48%                              9.88%                              9.88%
    WSRIII              990.553.       21,316.490       436,042.496       21,316.490       436,042.496          0.000
                           0.02%            0.37%             7.53%            0.37%             7.53%
    CAW              196,190.127      196,190.127       473,072.687      196,190.127       473,072.687            N/A
                           3.39%            3.39%             8.17%            3.39%             8.17%
    WWW               31,505.561       31,505.561       571,486.683       31,505.561       571,486.683          0.000
                           0.54%            0.54%             9.87%            0.54%             9.87%
    JWTJR                  0.000      306,419.092        23,411.280      306,419.092        23,411.280          0.000
                                            5.29%             0.40%            5.29%             0.40%

    Key
    Trustees and Officers                         Other 5% Holders

    PWP      Philip W. Pascoe**                   FWDII    Frederick W. Davis II*     JWTJR    John W. Titcomb, Jr.**
    LRJ      Lucy R. Jones*                       WJD      W. John Driscoll*          WWW      Wendy W. Weyerhaeuser**
    LHK      Lawrence H. King*                    GHW      George H. Weyerhaeuser**   CAW      Charles A. Weyerhaeuser*
    CWR      Charles W. Rasmussen*                WTW      William T. Weyerhaeuser**
    LER      Laura E. Rasmussen*                  DMW      David M. Weyerhaeuser**
    FTW      Frederick T. Weyerhaeuser*           WSRIII   Walter S. Rosenberry, III*
*332 Minnesota Street, Suite 2100, St. Paul, MN 55101-1394.
**1145 Broadway, Suite 1500, P.O. Box 1278, Tacoma, WA 98402.

                                   APPENDIX B


The following provides the name, address and primary occupation of the principal executive officers and general partners of Parametric Portfolio Associates (Parametric).

The address for the following individuals and entities is 1151 Fairview Avenue North, Seattle, Washington 98109.

Name                                Principal Occupation
----                                --------------------
Brian Langstraat                    Chief Executive Officer and Treasurer
Ross Chapin                         President and Secretary
David Stein                         Chief Investment Officer
Andrew Abramsky                     Chief Operating Officer and Chief Compliance
                                    Officer
PPA Acquisition Corp I              General Partner
PPA Acquisition Corp II             General Partner

                                   APPENDIX C

The following provides the name and address of persons controlling Parametric Portfolio Associates.

Name                                    Address                               Basis of Control
-----                                   -------                               ----------------
PPA Acquisition, LLC                    1151 Fairview Avenue North,           Sole Shareholder of PPA Acquisition
                                        Seattle, Washington 98109             Corp I
William Cornelius                       1151 Fairview Avenue North,           Chairman and Director of PPA
                                        Seattle, Washington 98109             Acquisition, LLC
Furman Moseley                          1151 Fairview Avenue North,           Director of PPA Acquisition, LLC
                                        Seattle, Washington 98109
Stanley McCammon                        P.O. Box 21749, Seattle, Washington   Director of PPA Acquisition, LLC
                                        98111
Timothy Carver                          P.O. Box 21749, Seattle, Washington   Director of PPA Acquisition, LLC
                                        98111
The Tahoma Fund                         P.O. Box 21749, Seattle, Washington   Majority owner and member of PPA
                                        98111                                 Acquisition LLC
Orca Bay Partners, LLC                  P.O. Box 21749, Seattle, Washington   Manager of the Tahoma Fund
                                        98111
Orca Bay Capital Corporation            P.O. Box 21749, Seattle, Washington   Majority owner and member of the Tahoma Fund
                                        98111
John McCaw, Jr.                         P.O. Box 21749, Seattle, Washington   Sole shareholder of Orca Bay Capital
                                        98111                                 Corporation

                                   APPENDIX D


                 SUBADVISORY CONTRACT AMONG THE TRUST, ON BEHALF
                  OF CLEARWATER GROWTH FUND, CMC AND PARAMETRIC


                              SUBADVISORY CONTRACT


         AGREEMENT made as of the ___ day of __________, 2001, by and among CLEARWATER INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), CLEARWATER MANAGEMENT CO., INC., a Minnesota corporation (the "Manager"), and PARAMETRIC PORTFOLIO ASSOCIATES (the "Subadviser").


                              W I T N E S S E T H:

         WHEREAS, the Manager desires to utilize the services of the Subadviser as financial counsel with respect to the Clearwater Growth Fund (the "Fund"), a separate series of the Trust; and

         WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and benefits herein contained, it is agreed as follows:

         1. _______ The Subadviser's Services. The Subadviser will serve the Manager as financial counsel with respect to the Fund which is under the management of the Manager pursuant to the Management Contract dated May 1, 1998 between the Manager and the Trust. Subject to the supervision of the Manager and the Trust's Board of Trustees, the investment policies and restrictions applicable to the Fund as set forth in the registration statement of the Trust filed with the Securities and Exchange Commission and such resolutions as from time to time may be adopted by the Trust's Trustees and furnished to the Subadviser, the Subadviser is hereby authorized and directed and hereby agrees to develop, recommend and implement such investment program and strategy for the Fund as may from time to time in the circumstances appear most appropriate to the achievement of the investment objectives of the Fund as stated in the aforesaid registration statement, to provide research and analysis relative to the investment program and investments of the Fund, to determine what securities should be purchased and sold and what portion of the assets of the Fund should be held in cash or cash equivalents or other assets and to monitor on a continuing basis the performance of the portfolio securities of the Fund. In addition, the Subadviser will place orders for the purchase and sale of portfolio securities and will advise the Manager and the custodian for the Fund on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Trustees of the Trust or the Manager may reasonably request, the Subadviser will furnish to the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held by the Fund, all in such detail as any such Trustee or the Manager may reasonably request. The Subadviser also will inform the Trust's officers and Trustees on a current basis of changes in investment strategy or tactics. The Subadviser will make its officers and employees available to meet with the Trust's officers and Trustees and the Manager's officers and Directors at least quarterly on due notice to review the investments and investment program of the Fund in the light of current and prospective economic and market conditions.

         2. Avoidance of Inconsistent  Position.

         (a) ______ In connection with purchases and sales of portfolio securities for the account of the Fund, the Subadviser will not act as a principal or agent or receive any commission except as permitted by the Investment Company Act of 1940, as amended (the "1940 Act"). The Subadviser shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers selected by the Subadviser. In the selection of such brokers or dealers and the placing of such orders, the Subadviser is directed at all times to seek for the Fund the most favorable execution and net price available except as otherwise described herein. It is understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers consistent with the requirements of Section 28(e) of the Securities Exchange Act of 1934, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services (and the services of the Subadviser's affiliates) to other clients.

         (b) ______ On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Subadviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

         3. _______ Other Agreements, etc. It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, director, officer or employee of, or be otherwise interested in, the Subadviser, any interested person (as defined in the 1940 Act) of the Subadviser, any organization in which the Subadviser may have an interest or any organization which may have an interest in the Subadviser and that the Subadviser, any such interested person or any such organization may have an interest in the Trust. It is also understood that the Subadviser, the Manager and the Trust may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses. When a security proposed to be purchased or sold for the Trust is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchases or sales on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

         4. _______ Subadviser's Compensation. The Manager shall pay to the Subadviser for its services hereunder a fee at the annual rate of 0.15% of the Fund's net assets under the Subadviser's management. Such fee shall be calculated and accrued on a monthly basis as a percentage of the Fund's month end net assets under the Subadviser's management, and shall be payable quarterly after the end of each calendar quarter on or before the 15th day of January, April, July and October of each year with respect to the preceding quarter. If this Contract shall be effective for only a portion of a calendar quarter, the aforesaid fee shall be prorated for that portion of such calendar quarter during which this Contract is in effect.

         5. _______ Assignment and Amendment. ___ This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event of the termination of the Management Contract between the Trust and the Manager insofar as it applies to the Fund; provided, that such termination shall not relieve either party of any liability incurred hereunder. The terms of this Contract shall not be changed unless such change is approved in accordance with the requirements of the 1940 Act, and as such requirements may be modified by rule, regulation or order of the Securities and Exchange Commission (the "SEC").

         6. Effective Period and Termination of this Contract.

         (a) ______ This Contract shall become effective on the date hereof and shall remain in full force and effect until two years from the date hereof and from year to year thereafter, but only so long as its continuance is approved annually in accordance with the requirements of the 1940 Act, and as such requirements may be modified by rule, regulation or order of the SEC, subject to the respective rights of the Trust, the Manager and the Subadviser to terminate this Contract as provided in paragraphs (b) and (c) hereof.

         (b) ______ The Trust or the Manager may at any time terminate this Contract by not more than sixty (60) days' nor less than thirty (30) days' written notice given to the Subadviser.

         (c) ______ The Subadviser may at any time terminate this Contract by not less than one hundred twenty (120) days' written notice given to the Trust and the Manager.

         7. _______ Complete Agreement. This Contract states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with Section 5 hereof and the applicable requirements of the 1940 Act.

         8. _______ Nonliability of the Subadviser. ___ In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or of reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager or the Trust, to any shareholder of the Fund, or to any person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder. Nothing herein, however, shall derogate from the Subadviser's obligations under applicable federal and state securities laws.

         9. _______ Limitation of Liability of the Trustees, Officers and Shareholders. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Contract is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations under this Contract are not binding upon any of the Trustees, officers or shareholders of the Trust but are binding only upon the assets and property of the Fund.

         10. ______ Notices. Any notice, instruction, request or other communications required or contemplated by this Contract shall be in writing and shall be duly given when deposited by first class mail, postage prepaid, addressed to (or delivered by hand with confirmation to) the Trust, the Manager or the Subadviser at the applicable address set forth below:

         If to Subadviser:

                  Parametric Portfolio Associates
                  1151 Fairview Avenue North
                  Seattle, Washington 98109

         If to Trust:

                  Clearwater Investment Trust
                  332 Minnesota Street, Suite 2100
                  St. Paul, Minnesota 55101-1394

         If to Manager:

                  Clearwater Management Co., Inc.
                  332 Minnesota Street, Suite 2100
                  St. Paul, Minnesota 55101-1394

         11. Disclosure Statement. The Manager and the Trust acknowledge receipt of the Subadviser's written disclosure statement required by Rule 204-3 under the Investment Advisers Act of 1940 not less than 48 hours prior to entering into this Contract.

         12. Governing Law. This Contract and all performance hereunder shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Minnesota.

         13. ______ Any term or provision of this Contract which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Contract or affecting the validity or enforceability of any of the terms or provisions of this Contract in any other jurisdiction.

         14. ______ This Contract may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized officers and as of the day and year first written above.


                                            CLEARWATER INVESTMENT TRUST

                                            By:
                                            Name:
                                            Title:


                                            CLEARWATER MANAGEMENT CO., INC.

                                            By:
                                            Name:
                                            Title:


                                            PARAMETRIC PORTFOLIO ASSOCIATES

                                            By:
                                            Name:
                                            Title:

                           CLEARWATER INVESTMENT TRUST
                        332 Minnesota Street, Suite 2100
                            St. Paul, Minnesota 55101

This proxy is solicited on behalf of the Board of Trustees of Clearwater Investment Trust (the "Trust") for the Special Meeting of Shareholders (the "Meeting"). The undersigned hereby appoints Frederick T. Weyerhaeuser and Lucy
R. Jones and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Clearwater Investment Trust (the "Trust") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Clearwater Investment Trust, 332 Minnesota Street, Suite 2100, St. Paul, Minnesota 55101 on August 22, 2001, at 8:30 a.m., Central time, and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement and hereby instructs the attorneys and proxies to vote the shares as indicated on this Proxy Card. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The undersigned hereby revokes any proxy previously given.

PLEASE SIGN AND DATE THE PROXY CARD AND RETURN IT WITH YOUR VOTE IN THE ENCLOSED ENVELOPE

Please indicate your vote by an "X" in the appropriate box, below. This proxy, if properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted FOR all Proposals. Please refer to the Proxy Statement for a discussion of the Proposals.









  PLEASE MARK VOTES
  AS IN THIS EXAMPLE    [X]
                                                     For     Against   Abstain
  Approve Subadvisory Contract with Parametric
  Portfolio Associates.  Clearwater Growth Fund      [ ]     [ ]       [ ]
  Shareholders only.








                                         -----------------------
Please be sure to sign and date this      Date
Proxy.                                   -----------------------
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
                                                                 Please sign your name in full. If joint
Shareholder sign here    Co-owner sign here                      owners, EITHER may sign this proxy.  When
                                                                 signing as attorney, executor,
                                                                 administrator, trustee, guardian or
                                                                 corporate officer, please give your full
                                                                 title.

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